Exhibit 10.24
1201 Lake Woodlands Dr. Suite 4020
The Woodlands, TX 77380
INDEPENDENT AGENT AGREEMENT
THIS AGREEMENT, made on this the ____________ day of ____________________, 20____ is entered into, by, and between TWFG General Agency, LLC (“TWFG General Agency” or “TWFG”), with offices at 1201 Lake Woodlands, Suite 4020, The Woodlands, TX 77380, and

(Name)
A duly licensed insurance AGENT of the State of __________, hereinafter referred to as “AGENT” whose principal business address is

(Street, Suite #, City, State, ZIP Code)
WHEREAS, the purpose of this Agreement is to establish a framework within which AGENT and TWFG may grow their respective businesses;
WHEREAS, TWFG desires to be associated with AGENT for the primary purpose of having AGENT solicit, market, and sell life and health insurance, property and casualty insurance, and other forms of insurance and financial products on behalf of TWFG and the various companies TWFG represents;
WHEREAS, AGENT desires to be associated with TWFG for the primary purpose of availing itself of the Products, Services, and support offered by TWFG in order to more effectively solicit, market, and sell life and health insurance, property and casualty insurance, and other forms of insurance and financial products on behalf of TWFG and the various companies TWFG represents;
NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.
ARTICLE I: Definitions
As used herein, the terms below shall have the following meanings:
Carrier(s) — any duly licensed insurance company, insurance agency, MGA, or broker/dealer with which TWFG has a contractual relationship from time-to-time.
Commission(s) — any first-year Commissions and renewal Commissions received by TWFG as the result of the sale of Products by AGENT.
Customer — is the person or entity which AGENT refers to TWFG for the purpose of procuring an insurance policy or product.

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Product(s) — any life insurance, annuity, disability insurance, long-term care insurance, health insurance, accident insurance, property and casualty insurance, or any other insurance policies and products that a properly licensed AGENT may sell.
TWFG General Agency — and any affiliates thereof. TWFG may use affiliates and related entities to help service and support this Agreement.
Service(s) — any marketing program, administrative support, insurance benefit, sales award, incentive plan, etc., and the materials which describe such a plan.
Year — TWFG’s Fiscal Year beginning January 01 and ending December 31.
ARTICLE II: Authorities and Responsibilities
1.TWFG has access to certain insurance markets and companies (the “Companies”), and AGENT desires to use those markets. Available markets may change without notice.
1.1.Pursuant to request that the underwriting facilities of TWFG be made available to AGENT, TWFG hereby grants authority to AGENT to receive proposals for such contracts of Insurance as TWFG has authority lawfully to make; subject, however, to the restrictions placed upon such AGENT by the laws of the State where AGENT does business (“Resident State”) and further limited to the following terms and conditions which are mutually agreed upon between TWFG and AGENT.
1.2.AGENT may receive proposals for insurance covering only such classes of risks and in such amounts as TWFG, may, from time to time, by letter, underwriting guide, rate chart or other written instructions, authorize AGENT to write; and collect and receive premiums on insurance (limited by the terms and conditions hereinafter stated) submitted by AGENT to, and accepted by, TWFG. TWFG and/or Carrier reserves the right to cancel or modify any insurance contract at any time.
1.3.AGENT is being given a Binding Authority Appointment with TWFG in most cases and non-binding authority in a few instances.
a.Binding Authority Appointment. AGENT may be appointed with the Carrier and given a sub-code on TWFG’s agent code. AGENT will be able to rate, quote, and bind online. AGENT will also be able to do servicing online – process endorsements, view billing, make payments, etc.
b.Non-binding Authority Appointment. In instances where online Carrier quoting, binding and online servicing are not offered (i.e., Chubb, AIG, etc.) AGENT will send risks to TWFG for quoting and binding. AGENT shall immediately forward to TWFG all quote proposals, signed applications, requests to bind, endorsements, and cancellation requests. Policies may not be bound by oral agreement. All requests to bind must be submitted in writing. AGENT shall not have authority to accept proposals for insurance and may not bind the Companies without written authority from TWFG and the Companies.
i.Notice of any commitment to liability and/or applications for any policy or policies shall be in accordance with the manuals and written or printed instructions now or hereafter furnished to the AGENT. The AGENT shall cancel or change the conditions of any insurance bound or issued hereunder, in conformity with any reasonable request of TWFG.
ii.Any negligent delay in complying with the provisions of the foregoing paragraph shall render AGENT liable for loss occurring on any unreported or canceled risk during the period of such delay.
2.All monies due to Carriers should be paid by the Customer or mortgagee directly to the Carrier.
2.1.In the event TWFG shall, either during the term of this agreement or after its termination, refund premiums under any policy by reason of cancellation or otherwise, AGENT shall immediately return to TWFG the commission originally retained or paid to AGENT on the amount of the premium refund.

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2.2.Binder charges, earned premiums and audit premiums on all cancellations are AGENT’S responsibility. Agency Bill Premiums are the AGENT’s responsibility as well. Flat cancellations are not allowed.
2.3.All premiums and returned premiums and commissions on canceled policies and on reductions in premiums received by AGENT, either before or after termination of this Agreement, shall be held by AGENT in a fiduciary capacity as trustee for TWFG until delivered to TWFG or Carrier, or in case of returned premiums to Insured.
3.AGENT covenants and agrees to comply with all the terms and conditions of this Agreement, TWFG’s policies as in effect from time to time, and with all applicable federal, state, and local laws, ordinances, and regulations.
4.AGENT must obtain appropriate signatures on applications, exclusions, endorsements, rejections, and all other applicable documentation.
5.AGENT shall, during the term of this Agreement, have an Errors and Omissions Insurance Policy carrying a combined limit of $1,000,000. The insurance limits may be changed by TWFG if deemed advisable at the reasonable discretion of TWFG. AGENT agrees to provide TWFG with proof of current E & 0 coverage and DOI Licenses annually upon renewal, and at any time upon request by TWFG.
6.AGENT shall be responsible for all costs and expenses incurred in connection with the operation of AGENT’S office. AGENT specifically agrees to acquire the hardware and software deemed necessary in accordance with specifications required for processing transactions for Carriers to which TWFG provides access. TWFG may modify and amend the minimum specified hardware and software requirements from time to time by providing AGENT with notice of such change.
7.TWFG shall have no right of control over the AGENT as to the time, means or manner of the AGENT’s conduct of its independent agency within the authority herein granted and nothing in this Agreement is intended or shall be deemed to constitute the AGENT as an employee of TWFG. AGENT is an independent contractor and does not have the authority to make representations of agreements on behalf of TWFG.
8.TWFG may appoint other agents in the same geographic area as AGENT. AGENT has not been assigned an exclusive territory.
ARTICLE III: Compensation
1.Unless otherwise agreed in writing, AGENT shall be paid a certain percentage of the gross premium received from Products sold and serviced by AGENT as shown on TWFG Monthly commission statements in accordance with the following guidelines:
1.1.For Personal Lines P&C Business. For Personal Lines P&C business, AGENT will receive between 70-100% of the first year and renewal Commission. Actual Commission rates vary by Carrier and may change from time to time.
1.2.For Commercial Lines P&C Business. For Commercial Lines P&C business, AGENT will receive between 50-100% of the first-year and renewal Commission. Actual Commission rates vary by Carrier and may change from time to time.
1.3.For Life Insurance Business. For Life Insurance business, AGENT will receive 95% of the Commission for each Product sold.
1.4.For Premiums Financed through TWFG Premium Finance Company. The compensation paid to the AGENT for policy premiums financed through TWFG Premium Finance Company will be 1.5% of the annual percentage rate (APR) spread for states that allow compensation tied to premium financing.
1.5.Exclusions from Commission Calculations. Any contingency payments, bonus payments, policy fees, or overrides paid to TWFG by any Carrier shall be the sole property of TWFG and will not be included in the calculation of AGENT’s compensation.

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1.6.Deductions. Charge-backs or other reductions by Carriers related to Commissions paid or to be paid to AGENT shall occur from time to time. To the extent that TWFG has already paid a Commission to AGENT and is required to reimburse Carrier for such charge-backs or other reductions, including but not limited to CLUE/MVR report fees, AGENT agrees to immediately reimburse TWFG its proportionate share of such charge-backs or other reductions within fifteen (15) days of written demand. TWFG, in its discretion, may set off AGENT’s reimbursement obligation against future payments to AGENT.
2.No Commissions shall be paid if AGENT fails to maintain all appropriate licenses or violates the terms of this Agreement.
3.In all events, AGENT’s right to receive Commissions under this Agreement is expressly conditioned upon TWFG and/or the carriers’ reasonable ability to track and pay said Commissions.
4.TWFG reserves the right in its sole discretion to distribute additional contingency compensation to certain agents or to apply equitable methods of distribution of certain bonuses and other forms of compensation.
5.TWFG reserves the right to change or modify marketing programs, Carriers offered, commission rates and other incentive programs as published
ARTICLE IV: AGENT’s Representations and Warranties
1.AGENT is in good standing under the laws of Resident State and has all requisite power and authority to carry on the business in which AGENT is engaged pursuant to the provisions of this Agreement.
2.AGENT has all the requisite power and authority to execute, deliver, and perform this Agreement and all other agreements to be executed and delivered by AGENT hereunder or in connection herewith. This Agreement and each such other agreement has been or will be duly executed and delivered by AGENT and constitute the legal, valid, and binding obligations of AGENT enforceable against AGENT in accordance with their terms.
3.AGENT maintains all the necessary licenses, permits, and all approvals of its Resident State and any federal, state, or local governmental entity necessary for AGENT to sell Insurance and/or Securities in that state and perform all other acts required under this Agreement.
ARTICLE V: Trademarks
1.AGENT shall not, without the prior written consent of TWFG, use “TWFG”, “The Woodlands Financial Group”, or related logos (collectively “Trademarks”), in any capacity whatsoever.
1.1.AGENT acknowledges and agrees that TWFG is the exclusive owner of the Trademarks. AGENT agrees not to modify any of the Trademarks and will use the Trademarks only as approved by TWFG in writing. AGENT shall not use the Trademarks in advertising in any form, including, without limitation, direct mail, newspaper, magazine, television, and radio advertisement without prior written approval from TWFG.
1.2.AGENT may not use the Trademarks in AGENT’s name, contracts, Agreements, bank accounts, brochures, stationery, business cards, financial statements, or otherwise without prior written approval from TWFG.
1.3.AGENT further acknowledges that all the goodwill associated with the Trademarks, regardless of its source, belongs exclusively to TWFG and remains the property of TWFG upon the termination or expiration of this Agreement.
1.4.Any unauthorized use of the Trademarks shall constitute an infringement of the rights of TWFG, for which AGENT may be liable for damages or subject to equitable relief for the benefit of TWFG.

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ARTICLE VI: Indemnity
1.AGENT hereby covenants and agrees to defend, indemnify, and hold harmless TWFG and its officer(s), director(s), employee(s), affiliates(s) and agent(s) from, against, and with respect to any and all demands, claims, actions or causes of actions, losses, liabilities, damages, assessments, deficiencies, taxes, costs and expenses, including without limitation, interest, penalties and reasonable attorneys’ fees and expenses, asserted against, imposed upon or paid, incurred or suffered by TWFG, or its officer(s), director(s), employee(s), or agent(s), on account of or as a result of AGENT’s activities or those of AGENT’s employee(s) or agent(s) under this Agreement or transactions by AGENT or AGENT’s employee(s) or agent(s).
2.TWFG hereby covenants and agrees to defend, indemnify, and hold harmless AGENT and its officer(s), director(s), employee(s), and agent(s) from, against, and with respect to any and all demands, claims, actions or causes of actions, losses, liabilities, damages, assessments, deficiencies, taxes, costs and expenses, including without limitation, interest, penalties, and reasonable attorneys’ fees and expenses, asserted against, imposed upon or paid, incurred or suffered by AGENT, or its officer(s), director(s), employee(s), or agent(s), on account of or as a result of TWFG’s activities or those of TWFG’s employee(s) or agent(s) under this Agreement or transactions by TWFG or TWFG’s employee(s) or agent(s).
3.In the event that TWFG becomes liable to any Carrier for the payment of a debt or obligation which was created by AGENT, AGENT’s employee(s) or agent(s), AGENT agrees to indemnify and hold harmless for a percentage of said liability equal to the percentage payable to AGENT pursuant to Article III Section 1 of this Agreement.
ARTICLE VII: Right of Offset
1.Any indebtedness or obligation (including the indemnity obligation set forth in Article VI Sections 1, 2, and 3 of this Agreement), which one party may have to the other shall be payable on demand. TWFG shall have the right to offset any Commissions or other amounts payable to AGENT by TWFG or by Carriers against such indebtedness or obligation.
ARTICLE VIII: Term/ Termination
1.This Agreement will begin on the Effective Date identified below and shall continue in effect until terminated according to this Article VIII.
2.This Agreement may be terminated without cause by either party at any time by providing sixty (60) days advance written notice to the other party.
3.This Agreement will automatically terminate upon (a) the sale or transfer of substantially all of the stock or assets of AGENT, (b) the death of AGENT, if an individual, (c) bankruptcy of proceedings filed in favor or creditors rights against AGENT; or (d) upon the dissolution of AGENT, if a partnership, limited liability company, corporation, or other entity.
4.TWFG may immediately terminate this Agreement if: (a) AGENT has a criminal record, (b) in the event of fraud by AGENT or by the employee or agent of AGENT, ( c) AGENT breaches any of the terms of conditions of this Agreement, or (d) if any law, statute, or ordinance is enacted which would cause the terms hereunder to be invalid or illegal. Upon Termination of this Agreement pursuant to this paragraph, Agent will forfeit all rights to receive future compensation under the terms of this agreement or any book purchase pursuant to Section 6.2.

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5.Upon termination of this Agreement for any reason other than those set out in Article VIII, Section 4 above, Commissions on existing business will be collected and paid as follows:
5.1.As to Life and Health insurance policies: AGENT’s right to receive earned commissions shall be vested and payable at the same percentage of Gross Revenue that AGENT was being paid at the time of termination, so long as Commissions exceed $500 per year in the aggregate.
5.2.As to Property and Casualty Products: All Products sold by AGENT pursuant to this Agreement shall remain subject to this Agreement until such Policies are expired or are otherwise cancelled. Upon termination of this Agreement TWFG shall be entitled to continue to collect such commissions until termination of the underlying Policies, whether by expiration or cancellation. AGENT shall continue to be paid any Commissions pursuant to the terms of this Agreement so long as TWFG receives the underlying commission from the Carriers and the AGENT is licensed.
6.Ownership of Expirations: Upon termination of this Agreement for any reason other than those set out in Article VIII, Section 4 above, AGENT, having promptly accounted for and paid premiums for which it may be liable, the AGENT’S records, use and control of expirations on business accepted by TWFG shall remain the property of AGENT and be left in its undisputed possession. Otherwise, the record, use, and control of all expirations of business placed with TWFG will become vested in TWFG. If in disposing of these records and expirations, TWFG does not realize sufficient money to discharge in full AGENT’S indebtedness to TWFG, AGENT will remain liable for the balance of the indebtedness.
7.AGENT’S Sale of Business: AGENT agrees to give sixty (60) days advance written notice to TWFG of any transfer, sale, or merger of the AGENT’s business. TWFG may, but is not obligated to, consent to the assignment of this Agreement to the successor. Failure to consent shall be an event of Termination and shall be governed by Article VIII. AGENT is and shall remain liable for any unpaid balances and transfer. Transfer or sale of AGENT’s business shall not in any event affect TWFG’s rights under this Agreement.
8.Right of First Refusal: In the event AGENT decides to sell its business, TWFG has the right of first refusal for any offer made to AGENT for business written pursuant to this Agreement. AGENT must advise TWFG in writing within thirty (30) days of any offer received and its terms. TWFG shall have thirty (30) days after receipt of such notice to exercise a right of first refusal and purchase the book of business placed through TWFG. If TWFG does not exercise its option within the thirty (30) day period, AGENT may sell the business.
ARTICLE X: Notices
1.Any notice required under this Agreement must be in writing, and it will be deemed to have been given, delivered, or served when delivered personally, by facsimile, or email to the party who is to receive.
2.Unless TWFG notifies AGENT in writing of different contact information, AGENT will provide any written notice to TWFG to:
TWFG General Agency, LLC
1201 Lake Woodlands Drive, #4020
The Woodlands, TX 7738
Fax: 1-281-298-8626/ agentinfo@twfg.com

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Unless AGENT notifies TWFG in writing of different contact information, TWFG will provide any written notice to:

Name:
Address:

Fax:
Email:
ARTICLE XI: Maintenance of Records
1.Books and Records. TWFG and AGENT shall each maintain at their respective principal office, for the duration of this Agreement and for seven (7) years thereafter, a system of files containing this Agreement and books and records of all accounts transactions relating to this Agreement, including records of a transaction with individual policyholders and with TWFG. AGENT grants TWFG the right, at all reasonable times and for any proper purpose, to examine, audit and/or copy AGENT’S files and record, either by an employee of TWFG or an individual contracted by TWFG.
2.Audits. AGENT shall fully cooperate with any audit or examination by any Department of Insurance or other authorized agencies and shall allow access to books and records maintained by AGENT pursuant to this Agreement. AGENT shall notify TWFG within three (3) business days of any such audit or examination.
3.Confidential Information. “Confidential Information” includes but is not limited to lists of insured’s names, addresses, policy numbers, other relevant policy information, applications, master policies, files, documents, and correspondence, sales literature, computer software, and other property, tangible and intangible, which TWFG furnishes to AGENT; any materials prepared by TWFG which relate to Products sold under this Agreement; and any other information disclosed to AGENT pursuant to this Agreement not generally known to the public.
3.1.AGENT agrees to maintain the confidentiality of all Confidential Information provided by TWFG and/or obtained by AGENT in connection with its services under this Agreement. AGENT shall not use, disclose or permit such information to be used or disclosed at any time prior to or after the termination of this Agreement, except to the extent necessary for AGENT to perform services under this Agreement or as specifically permitted in writing by TWFG.
3.2.AGENT shall exercise the same degree of care and protection with respect to TWFG’s Confidential Information that it exercises with respect to its own Confidential Information, but in no event shall AGENT exercise less than a reasonable standard of care.
3.3.AGENT acknowledges that a breach of this Section may cause irreparable harm to TWFG entitling TWFG to seek injunctive relief, among other remedies, without the necessity of posting a bond or other security. This Section shall survive the termination of this Agreement.
4.Unless otherwise authorized in writing, upon the termination of this Agreement or upon the request of TWFG, AGENT shall promptly either:
a)return such Confidential Information and all reproductions and copies thereof, and provide certification to TWFG that all such Confidential Information has been returned; or
b)destroy such Confidential Information and provide certification to TWFG that all such Confidential Information has been destroyed;
5.Privacy. TWFG and AGENT agree that they will comply with the applicable privacy laws and not take any action to cause the other party to be in breach of the privacy laws affecting it. Subject to compliance with the applicable privacy laws, AGENT and TWFG may disclose to each other nonpublic personal information

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Exhibit 10.24
of the Customer for the sole purpose of facilitating the delivery of services under this Agreement. Notwithstanding the foregoing, neither Party shall disclose a Customer’s nonpublic personal information or confidential data unless the disclosure follows all applicable privacy laws and regulations and the respective Customer’s consent. All nonpublic personal information will be considered Confidential Information and shall not be disclosed to third parties except:
a)to process insurance-related transactions;
b)to authorized government regulators or as may be required by law;
c)in response to a court-issued subpoena; or
d)upon written consent of the Client.
Each Party will safeguard the confidentiality of such disclosed nonpublic personal information as required by law to the same degree that each Party guards its own nonpublic personal information. If the applicable privacy laws change, the Parties shall take such action necessary to comply with the law as it then exists.
ARTICLE XII: Miscellaneous
1.This Agreement may be modified by TWFG at any time by providing thirty (30) days advance written notice to AGENT.
2.This Agreement shall inure to the benefit of and be binding upon AGENT and TWFG, their respective agents, personal representatives, heirs, successors, transferees, and assigns.
3.Except as otherwise expressly provided herein, the rights and obligations of AGENT pursuant to this Agreement may not be assigned without the express written consent of TWFG.
4.If any provision of this Agreement shall be found to be invalid by any court of competent jurisdiction, such holding shall not adversely affect any other provision of this Agreement, and this Agreement shall otherwise remain binding.
5.Failure to enforce any provision of this Agreement shall not be construed as a waiver, nor shall such failure prevent the later enforcement of said provision.
6.This Agreement may be executed in counterparts, in which case all such counterparts shall constitute one and the same Agreement.
7.This Agreement shall be construed in accordance with and governed by the laws of TEXAS, without giving effect to conflicts of laws. The exclusive venue for any dispute hereunder shall lie in the courts of Montgomery County, Texas.
8.This Agreement may be signed and transmitted by facsimile, email, or electronic signature, and such signatures may be treated as an original document.
9.This Agreement shall not be construed either more favorably or more strongly against either party.
10.The Agreement constitutes the entire Agreement of the parties with respect to the subject matter hereof and supersedes all prior negotiations and Agreements, whether written or oral.

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Exhibit 10.24
THE PARTIES HERETO DO HEREBY EXECUTE THIS AGREEMENT TO BE EFFECTIVE THE ____ DAY OF _____________, 20____.

TWFG General Agency, LLC	Agent

Richard F. Bunch III
(Print Name)	(Print Name)

(Signature)	(Signature)

President / CEO
(Title)	(Title)

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